Exhibit 99.2

ALTERNATIVE SOLUTIONS L.L.C.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30,	December 31,
	2018	2017
ASSETS	(Unaudited)

Current assets:
Cash	$14,612	$332,060
Accounts receivable	35,437	47,529
Inventory	405,953	307,881
Prepaid expenses	105,188	197,409
Total current assets	561,190	884,879

Other assets	158,500	198,500
Property and equipment, net	933,143	992,091

Total assets	$1,652,833	$2,075,470

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
Accounts payable	$342,293	$395,202
Accrued expenses	579,349	550,030
Deferred rent obligation	136,040	134,041
Convertible notes payable	-	200,000
Short term loans, related parties	-	57,557
Total current liabilities	1,057,682	1,336,830

Total liabilities	1,057,682	1,336,830

Partners capital:
Class A partner, 2,644,653 Units	-	(1,309,293)
Class B partner, 101,851 Units	-	775,128
Class C partner, 301,415 Units	-	1,022,805
Partner's Capital, CLS	595,151	250,000
Total partners' capital	595,151	738,640

Total liabilities and partners' capital	$1,652,833	$2,075,470

See accompanying notes to financial statements.

ALTERNATIVE SOLUTIONS L.L.C.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017

Revenue	$1,672,483	$428,060	$3,679,327	$765,374
Cost of goods sold	1,025,439	251,258	2,291,857	448,907
Gross Profit	647,044	176,802	1,387,470	316,467

Operating expenses:
General and administrative	898,840	494,737	1,671,802	861,486
Professional fees	26,550	15,067	63,835	28,174
Guaranteed payments to members	28,333	18,600	58,333	40,500
Depreciation and amortization	43,804	38,691	87,046	71,491
Total operating expenses	997,527	567,095	1,881,016	1,001,651

Net operating loss	(350,483)	(390,293)	(493,546)	(685,184)

Other income (expense):
Interest expense	(7,500)	(23,438)	(15,000)	(46,875)
Loss on early extinguishment of debt	(15,000)	-	(15,000)	-
Total other income (expense)	(22,500)	(23,438)	(30,000)	(46,875)

Net loss	$(372,983)	$(413,731)	$(523,546)	$(732,059)

See accompanying notes to financial statements.

ALTERNATIVE SOLUTIONS L.L.C.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months
	Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(523,546)	$(732,059)
Adjustments to reconcile net loss
to net cash used in operating activities:
Depreciation and amortization	87,046	71,491
Loss on early extinguishment of debt	15,000	-
Decrease (increase) in assets:
Accounts receivable	12,092	(78,442)
Notes receivable	40,000	-
Inventory	(98,072)	(192,319)
Prepaid expenses	92,221	(195,708)
Other assets	-	249,000
Increase (decrease) in liabilities:
Accounts payable	(52,909)	78,317
Accrued expenses	36,819	(13,883)
Deferred rent obligations	1,999	24,432
Net cash used in operating activities	(389,350)	(789,171)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(28,098)	(249,920)
Net cash used in investing activities	(28,098)	(249,920)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash contributions from partners	1,800,000	167,775
Cash distributions from partners	(1,700,000)	-
Net cash provided by financing activities	100,000	167,775

NET CHANGE IN CASH	(317,448)	(871,316)
CASH AT BEGINNING OF PERIOD	332,060	919,879

CASH AT END OF PERIOD	$14,612	$48,563

SUPPLEMENTAL INFORMATION:
Interest paid	$31,655	$46,875
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Repayment of convertible notes payable from proceeds of partnership sale	$222,500	$-
Repayment of short term loans from proceeds of partnership sale	$57,557	$-

See accompanying notes to financial statements.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1 – Basis of Presentation

Basis of Presentation

The interim condensed consolidated financial statements of Alternative Solutions L.L.C. included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to not make the information presented misleading.

These statements reflect all adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. Except as otherwise disclosed, all such adjustments are of a normal recurring nature. It is suggested that these interim condensed consolidated financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2017 and notes thereto. The Company follows the same accounting policies in the preparation of interim reports.

Our consolidated financial statements are prepared using the accrual method of accounting as generally accepted in the United States of America (U.S. GAAP) and the rules of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the following entities, all of which are under common control and ownership:

	State of		Abbreviated
Name of Entity (1)	Incorporation	Relationship	Reference
Alternative Solutions L.L.C. (2)	Nevada	Parent	Alternative Solutions
Serenity Wellness Center LLC	Nevada	Subsidiary	SWC
DBA/ Oasis Cannabis	Nevada	DBA	Oasis
Serenity Wellness Products LLC	Nevada	Subsidiary	SWP
DBA/ City Trees	Nevada	DBA	City Trees
Serenity Wellness Growers LLC	Nevada	Subsidiary	SWG
DBA/ City Trees	Nevada	Subsidiary	City Trees

(1)Each entity is in the form of a domestic limited liability company.

(2)Alternative Solutions L.L.C. is the parent company of each wholly-owned subsidiary.

The consolidated financial statements herein contain the operations of the wholly-owned subsidiaries listed above. All significant inter-company transactions have been eliminated in the preparation of these financial statements. The parent company, Alternative Solutions, and subsidiaries noted above, will be collectively referred to herein as the “Company”, “Alternative Solutions” or “Oasis”. The Company's headquarters are located in Las Vegas, Nevada and substantially all of its current customers are within the United States, more specifically, Las Vegas, Nevada.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Cash in Excess of FDIC Insured Limits

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000, under current regulations. The Company had funds in excess of FDIC insured limits at various times during the year, but not any as of June 30, 2018. The Company has not experienced any losses in such accounts.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Market is determined based on net realizable value. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. Our cannabis products consist of prepackaged purchased goods ready for resale, and cannabis flower grown in-house under our cultivation license, along with produced edibles and extracts developed under our production license.

Deferred Rent Obligation

The Company has entered into operating lease agreements for its dispensary/corporate office and grow facility which contain provisions for future rent increases. In accordance with generally accepted accounting principles, the Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease terms. The difference between rent expense recorded and the amount paid is credited or charged to “Deferred rent obligation,” which is reflected as a separate line item in the accompanying Balance Sheets.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured.

There was no impact on the Company’s financial statements as a result of adopting Topic 606 for the six months ended June 30, 2018 and 2017, or the twelve months ended December 31, 2017.

Revenue is primarily generated through our subsidiary, Serenity Wellness LLC, DBA/ Oasis Cannabis. Oasis operates a 24-hour cannabis dispensary that recognizes revenue from the sale of cannabis products within the state of Nevada.

Revenue from the sale of our cannabis products is recognized by our subsidiary at the point of sale, at which time payment is received. Management estimates an allowance for sales returns.

The Company also recognizes revenue from Serenity Wellness Products LLC and Serenity Wellness Growers LLC, DBA/ City Trees. City Trees recognizes revenue from the sale of the following cannabis products and services to licensed dispensaries within the state of Nevada:

●	Premium organic medical cannabis sold wholesale to licensed retailers
●	Recreational marijuana cannabis products sold wholesale to distributors and retailers
●	Extraction products such as oils and waxes derived from in-house cannabis production
●	Processing and extraction services for licensed medical cannabis cultivators in Nevada
●	High quality cannabis strains in the form of vegetative cuttings for sale to licensed medical cannabis cultivators in Nevada

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred with the exception of the amortization of the cost of two major video productions. A music video and reality/lifestyle video were both produced in 2017. The remaining amount that has not been expensed is listed on the schedule in Note 5. Total recognized advertising and promotion expenses were $288,725 and $99,951 for the six months ended June 30, 2018 and 2017, respectively, and $351,841 and $180,227 for the years ended December 31, 2017 and 2016, respectively.

Recent Accounting Pronouncements

In June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The new guidance is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017, with early adoption permitted. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

In March 2018, the FASB issued ASU No. 2018-05, Income Taxes (Topic 740) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118. The amendment provides guidance on accounting for the impact of the Tax Cuts and Jobs Act (the “Tax Act”) and allows entities to complete the accounting under ASC 740 within a one-year measurement period from the Tax Act enactment date. This standard is effective upon issuance. The Tax Act has several significant changes that impact all taxpayers, including a transition tax, which is a one-time tax charge on accumulated, undistributed foreign earnings. The calculation of accumulated foreign earnings requires an analysis of each foreign entity’s financial results going back to 1986. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

In February 2018, the FASB issued ASU No. 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The guidance permits entities to reclassify tax effects stranded in Accumulated Other Comprehensive Income as a result of tax reform to retained earnings. This new guidance is effective for annual and interim periods in fiscal years beginning after December 15, 2018. Early adoption is permitted in annual and interim periods and can be applied retrospectively or in the period of adoption. The Company is currently in the process of evaluating the impact of adoption on its consolidated financial statements.

Effective January 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured. There was no impact on the Company’s financial statements as a result of adopting Topic 606 for the six months ending June 30, 2018 and the year ended December 31, 2017.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

In May 2017, the FASB issued ASU 2017-09, Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting. ASU 2017-09, which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. Per ASU 2017-9, an entity should account for the effects of a modification unless all the following are met: (1) the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification, (2) the vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified, and (3) the classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The current disclosure requirements in Topic 718 apply regardless of whether an entity is required to apply modification accounting under the amendments in ASU 2017-9. ASU 2017-9 is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for (1) public business entities for reporting periods for which financial statements have not yet been issued and (2) all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this ASU should be applied prospectively to an award modified on or after the adoption date. The adoption of ASU 2017-9 is not expected to have a material impact on the Company’s financial statements or related disclosures.

No other new accounting pronouncements, issued or effective during the six months ended June 30, 2018, have had or are expected to have a significant impact on the Company’s financial statements.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company incurred net losses from operations resulting in an accumulated deficit of $5,288,877 that has been distributed to the partners’ capital accounts, and used $389,350 of cash from operations during the six months ended June 30, 2018. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful; therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Change in Ownership

On June 27, 2018, CLS Holdings USA, Inc. (“CLS”) closed on the purchase of all of the membership interests in Alternative Solutions and its three operating subsidiaries (collectively, the “Oasis LLCs”) from the members of such entities (other than Alternative Solutions). The closing occurred pursuant to a Membership Interest Purchase Agreement (the “Acquisition Agreement”) entered into between CLS and Alternative Solutions on December 4, 2017, as amended.

Pursuant to the Acquisition Agreement, CLS paid a non-refundable deposit of $250,000 upon signing, which was followed by an additional payment of $1,800,000 paid in February 2018, for an initial 10% of each of the Oasis LLCs. At that time, CLS applied for regulatory approval to own an interest in the Oasis LLCs, which approval was subsequently received. On June 27, 2018, CLS made the remaining payments to indirectly acquire the remaining 90% of the Oasis LLCs, which were equal to cash in the amount of $6,200,000, a $4.0 million promissory note due in December 2019 (the “Oasis Note”), and 22,058,823 shares of its common stock (the “Purchase Price Shares”) (collectively, the “Closing Consideration”). CLS then applied for regulatory approval to own the additional 90% in membership interests in the Oasis LLCs, which we expect to receive in due course. The change of ownership in the Oasis LLCs to CLS will be recorded with the State upon receipt of such regulatory approvals. The closing was executed for accounting purposes as of June 30, 2018.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 4 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of June 30, 2018 and December 31, 2017, respectively:

	Fair Value Measurements at June 30, 2018
	Level 1	Level 2	Level 3
Assets
Cash	$14,612	$-	$-
Total assets	14,612	-	-
Liabilities
None	-	-	-
Total liabilities	-	-	-
	$14,612	$-	$-

	Fair Value Measurements at December 31, 2017
	Level 1	Level 2	Level 3
Assets
Cash	$332,060	$-	$-
Total assets	332,060	-	-
Liabilities
Convertible note payable, related parties	-	200,000	-
Notes payable, related parties	-	57,557	-
Total liabilities	-	257,557	-
	$332,060	$(257,557)	$-

The fair values of our related party debts are deemed to approximate book value, and are considered Level 2 inputs as defined by ASC Topic 820-10-35.

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs for the six months ended June 30, 2018 and the year ended December 31, 2017.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 5 – Accounts Receivable

Accounts receivable was $35,437 and $47,529 at June 30, 2018 and December 31, 2017, respectively. No allowance for doubtful accounts was necessary during the six months ended June 30, 2018 and the year ended December 31, 2017, respectively.

Note 6 – Inventory

Inventories, consisting of material, overhead, labor, and manufacturing overhead, are stated at the lower of cost (first-in, first-out) or market and consist of the following:

	June 30,	December 31,
	2018	2017
Raw materials	$91,084	$41,375
Finished goods	314,869	266,506
	$405,953	$307,881

Raw materials consist of cannabis plants and the materials that are used in our production process prior to being tested and packaged for consumption. Finished goods consist of pre-packaged materials previously purchased from other licensed cultivators and our manufactured edibles and extracts.

Note 7 – Prepaid Expenses

Prepaid expenses included the following as of June 30, 2018 and December 31, 2017, respectively:

	June 30,	December 31,
	2018	2017
Prepaid insurance	$8,604	$11,119
Prepaid advertising	46,092	113,017
Prepaid license fees	48,417	61,961
Prepaid general and administrative expenses	2,075	11,312
	$105,188	$197,409

Note 8 – Other Assets

Other assets included the following as of June 30, 2018 and December 31, 2017, respectively:

	June 30,	December 31,
	2018	2017
Advance to ATM Provider	$-	$40,000
Security deposits	158,500	158,500
	$158,500	$198,500

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 9 – Property and Equipment

Property and equipment consist of the following at June 30, 2018 and December 31, 2017, respectively:

	June 30,	December 31,
	2018	2017
Office equipment	$196,521	$191,424
Furniture and fixtures	19,491	18,991
Website development costs	2,324	2,324
Leasehold improvements	1,085,782	1,063,281
Total	1,304,118	1,276,020
Less accumulated depreciation	(370,975)	(283,929)
Property and equipment, net	$933,143	$992,091

Depreciation and amortization expense totaled $87,046 and $71,491 for the six months ended June 30, 2018 and 2017, respectively.

Note 10 – Accrued Expenses

Accrued expenses included the following as of June 30, 2018 and December 31, 2017, respectively:

	June 30,	December 31,
	2018	2017
Accrued state and city taxes	$225,899	$173,456
Accrued payroll and payroll taxes	78,450	84,919
Accrued interest	-	16,655
Accrued consulting fees	275,000	275,000
	$579,349	$550,030

Accrued consulting fees consist of an estimated fee that we may be required to pay to settle a disputed contract. This settlement, when and if, it occurs may very well not be settled within the next twelve months, despite being currently recognized as a current liability.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 11 – Convertible Notes Payable

Convertible notes payable consist of the following at June 30, 2018 and December 31, 2017, respectively:

	June 30,	December 31,
	2018	2017

On January 6, 2016, we entered into a Subscription Agreement with Jeffrey Sloane (“First Sloane Note”) for $100,000, consisting of an unsecured promissory note convertible into Class B LLC Units at the option of the Subscriber only between January 1, 2019 and February 28, 2019, subject to the execution of the Company’s operating agreement and pursuant to the State and local jurisdictions’ authorization. The Note bears interest at 15%, due and payable on November 30, 2023, and the principal is convertible into Class B LLC Units of the Company at a price based upon a total Company valuation of twenty million dollars ($20,000,000). Interest is to be paid quarterly, in arrears. A total of $111,250 was repaid on June 27, 2018 out of the proceeds of the sale to CLS Holdings USA in satisfaction of $100,000 of principal and $3,750 of accrued interest, resulting in a $7,500 loss on early extinguishment of debt.

	$-	$100,000

On June 5, 2015, we entered into a Subscription Agreement with Sandra (Smith) Johnson (“First Johnson Note”) for $100,000, consisting of an unsecured promissory note convertible into Class B LLC Units at the option of the Subscriber only between January 1, 2019 and February 28, 2019, subject to the execution of the Company’s operating agreement and pursuant to the State and local jurisdictions’ authorization. The Note bears interest at 15%, due and payable on November 30, 2023, and the principal is convertible into Class B LLC Units of the Company at a price based upon a total Company valuation of twenty million dollars ($20,000,000). Interest is to be paid quarterly, in arrears. A total of $111,250 was repaid on June 27, 2018 out of the proceeds of the sale to CLS Holdings USA in satisfaction of $100,000 of principal and $3,750 of accrued interest, resulting in a $7,500 loss on early extinguishment of debt.

	-	100,000

Convertible notes payable	$-	$200,000

The Company recorded interest expense pursuant to the stated interest rates on the convertible notes in the amount of $15,000 and $46,875 for the six months ended June 30, 2018 and 2017, respectively.

On June 27, 2018, the Company repaid a total of $222,500 of convertible notes, consisting of $200,000 of principal, $7,500 of interest and an additional $15,000 recognized as a loss on early extinguishment of the debt, out of the proceeds received by the partners from CLS Holdings USA, Inc. commensurate with the Membership Interest Purchase Agreement with CLS Holdings USA, Inc.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 12 – Short Term Loans, Related Parties

Notes payable, related parties consist of the following at June 30, 2018 and December 31, 2017, respectively:

	June 30,	December 31,
	2018	2017

On various dates, the Company received non-interest bearing, unsecured loan advances, due on demand from Todd Swanson, one of the Company’s partners. Aggregate proceeds of $573,270 and $950,000 were contributed to capital on August 31, 2016 and January 1, 2016, respectively. A total of $10,000 of outstanding principal was repaid on June 27, 2018 out of the proceeds of the sale to CLS Holdings USA, Inc.	$-	$10,000

On various dates, the Company received non-interest bearing, unsecured loan advances, due on demand from Deb Freeman, one of the Company’s partners. Aggregate proceeds of $31,098 and $60,836 were contributed to capital on August 31, 2016 and January 1, 2016, respectively. A total of $47,557 of outstanding principal was repaid on June 27, 2018 out of the proceeds of the sale to CLS Holdings USA, Inc.	-	47,557

Short term loans, related parties	$-	$57,557

Note 13 – Changes in Partners’ Capital

Alternative Solutions is a Limited Liability Company organized under the partnership laws of the State of Nevada on April 14, 2014. The original operating agreement authorized to issue up to 5,000 Common Units. A total of 1,000 Units were awarded to four original members, with one (1) additional unit awarded for each one thousand dollars ($1,000) of capital contributed thereafter. Debra Freeman served as the initial Managing Member, and Todd Swanson, Ben Sillitoe and Gary Schnitzer were subsequently added, by amendment, as Managing Members, with Todd Swanson designated as the Principal Manager. The operating agreement, as most recently amended on August 31, 2016, authorizes the issuance of up to 5,000,000 Common Units, which can be divided into multiple types, classes or series. The current capital structure carries three membership classes, as follows:

-	Class A LLC Units: Carries voting rights equal to the percentage of LLC Interest held by such Member.
-

Class B LLC Units: May be added by a Super Majority vote of Class A Members (Members holding 66 2/3% or more). Class B Members carry no voting rights and are not subject to dilution prior to March 1, 2019.

-	Class C LLC Units: May be added by a Super Majority vote of Class A Members, and carry no voting rights.

Unallocated Advance

In February 2018, the Company received $1,800,000 pursuant to the Membership Interest Purchase Agreement with CLS Holdings USA, Inc., in consideration for ten percent (10%) of the ownership interests in Alternative Solutions and its subsidiaries. The ownership change was submitted to the State of Nevada for approval and subsequently approved by the State pursuant to the terms of the sale.

Distributions

On June 27, 2018, the Company’s Managing Member was paid a distribution of $1,700,000 pursuant to the closing of the Membership Interest Purchase Agreement with CLS Holdings USA, Inc.

Transfer of Ownership

As disclosed in Note 3, above, on June 27, 2018, CLS closed on the remaining purchase of 100% of the membership interests in Alternative Solutions and its three operating subsidiaries from the members of such entities (other than Alternative Solutions). At which time, the entities became single member LLCs. The entities are also going to adopt the parent Company’s fiscal year-end of May 31st.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 14 – Income Taxes

The Company is a partnership for tax purposes and all taxable gains and losses are passed through to the individual partners, therefore there is no tax asset or liability to be presented by the Company.

Note 15 – Subsequent Events

As of the date of this filing, there have been no subsequent events to report.